Exhibit 4.1

COLLATERAL AGENCY TRANSFER AGREEMENT

This COLLATERAL AGENCY TRANSFER AGREEMENT, dated as of April 30, 2024 (this “Agreement”), among CREDIT SUISSE AG (“CS AG”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CS AG CIB” and, together with CS AG, “Credit Suisse”), in each case, as applicable, as former Collateral Agent under the Indentures and the Existing Collateral Documents (each as defined below) (in such capacity, the “Predecessor Collateral Agent”), REGIONS BANK (“Regions”), as Trustee under the Indentures and as Authorized Representative under the First Lien Intercreditor Agreement (as defined below), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), as successor Collateral Agent under the Indentures and the Existing Collateral Documents (in such capacity, the “Successor Collateral Agent”), CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Company”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Parent”), and the subsidiaries of the Company party hereto (collectively, and together with the Parent, the “Guarantors”).

Reference is made to the following documents, each as amended, restated, supplemented, reaffirmed or otherwise modified from time to time prior to the date hereof:

(a)
the indentures listed on Schedule 1 hereto (each an “Indenture” and collectively, the “Indentures”);
(b)
the First Lien Intercreditor Agreement, dated as of August 17, 2012 (the “First Lien Intercreditor Agreement”), among CS AG, as collateral agent and authorized representative, Regions, as trustee and authorized representative, and the additional authorized representatives from time to time party thereto;
(c)
the Second Amended and Restated ABL Intercreditor Agreement, dated as of February 4, 2022 (the “ABL Intercreditor Agreement”), among JPMorgan Chase Bank, N.A. (“JP Morgan”), as ABL Agent (as defined therein), CS AG, as Senior-Priority Collateral Agent (as defined therein), Regions, as trustee of the several secured notes identified therein and as Junior-Priority Collateral Agent (as defined therein), the Company, the Parent, the subsidiaries of the Company from time to time party thereto and each Additional Agent (as defined therein) from time to time party thereto;
(d)
the Amended and Restated Senior-Junior Lien Intercreditor Agreement, dated as of February 4, 2022 (the “Senior-Junior Lien Intercreditor Agreement”), among the Company, the Parent, the subsidiaries of the Company from time to time party thereto, Regions, as Initial Junior-Priority Collateral Agent (as defined therein), CS AG CIB, as Initial Senior-Priority Collateral Agent (as defined therein) and each Additional Agent (as defined therein) from time to time party thereto;
(e)
the Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 19, 2019 (including any Guarantee and Collateral Agreement theretofore in effect, the “Guarantee and Collateral Agreement”), by and among the Parent, the Company, certain subsidiaries of the Company identified therein as guarantors and CS AG, as collateral agent;
(f)
the Uniform Commercial Code financing statements listed on Schedule 3, the intellectual property security agreements listed on Schedule 3, the mortgages and deeds of trust listed on Schedule 3 and each other agreement, instrument or other document in effect as of the date hereof entered into in favor of the Predecessor Collateral Agent for purposes of securing any Series of Obligations (together with the First Lien Intercreditor Agreement, the ABL Intercreditor Agreement, the Senior-Junior Lien Intercreditor Agreement and the Guarantee and Collateral Agreement, the “Existing Collateral Documents”); and

(g)
the Credit Agreement, dated as of July 25, 2007 (the “Credit Agreement”), among the Company, the Parent, the lenders from time to time party thereto and CS AG CIB, as administrative agent and collateral agent.

WHEREAS, on April 30, 2024 (the “Notice Date”), the Predecessor Collateral Agent provided written notice to the Company and Regions (as Trustee under the Indentures) of its resignation as Collateral Agent under each Indenture in accordance with Section 12.1(e) of each Indenture;

WHEREAS, on the Notice Date, the Predecessor Collateral Agent provided written notice to Regions (as Authorized Representative under the First Lien Intercreditor Agreement) and the Company of its resignation as Collateral Agent under the First Lien Intercreditor Agreement and the other Existing Collateral Documents in accordance with Section 4.06 of the First Lien Intercreditor Agreement;

WHEREAS, on the Notice Date, the Predecessor Collateral Agent provided written notice to JP Morgan, Regions and the Company of its resignation as Senior-Priority Collateral Agent under the ABL Intercreditor Agreement and to Regions and the Company of its resignation as Initial Senior-Priority Collateral Agent under the Senior-Junior Lien Intercreditor Agreement;

WHEREAS, Regions, upon the direction and consent of the Company, desires to appoint U.S. Bank to act as the Successor Collateral Agent under each Indenture and under the First Lien Intercreditor Agreement and the other Existing Collateral Documents pursuant to Section 12.1(e) of each Indenture and Section 4.06 of the First Lien Intercreditor Agreement;

WHEREAS, U.S. Bank desires to accept the appointment and become the Successor Collateral Agent under each Indenture and under the First Lien Intercreditor Agreement and the other Existing Collateral Documents as provided herein; and

WHEREAS, the Company desires to consent to the appointment of U.S. Bank as the Successor Collateral Agent as described herein pursuant to Section 12.1(e) of each Indenture and Section 4.06 of the First Lien Intercreditor Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

2.
Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the First Lien Intercreditor Agreement. The provisions of Section 1.01(a) of the First Lien Intercreditor Agreement shall apply to this Agreement, mutatis mutandis.
3.
Collateral Agent Resignation and Appointment.
(a)
Effective as of the Effective Date (as defined below), (i) CS AG and CS AG CIB each, as applicable, hereby resigns as the Collateral Agent under each Indenture, the First Lien Intercreditor Agreement and the other Existing Collateral Documents, (ii) Regions, with the direction and consent of the Company, hereby appoints U.S. Bank as Successor Collateral Agent under each Indenture, the First Lien Intercreditor Agreement and the other Existing Collateral Documents, (iii) the Company hereby consents to the appointment of U.S. Bank as Successor Collateral Agent under each Indenture, the First Lien Intercreditor Agreement and the other Existing Collateral Documents, (iv) U.S. Bank hereby accepts the appointment to act as Successor Collateral Agent under each Indenture, the First Lien Intercreditor Agreement and the other Existing Collateral Documents, (v) U.S. Bank as the Successor Collateral Agent hereby succeeds to and becomes vested with all the rights, powers, privileges and duties of the Predecessor Collateral Agent under each Indenture, the First Lien Intercreditor Agreement and the other Existing

Collateral Documents and (vi) the Predecessor Collateral Agent is hereby discharged from all of its duties and obligations under each Indenture, the First Lien Intercreditor Agreement and the other Existing Collateral Documents, except with respect to the Predecessor Collateral Agent’s obligations specifically provided under this Agreement, including, without limitation, as set forth in Section 3(b) hereof. On and after the Effective Date, any reference to CS AG or CS AG CIB, as applicable, as Collateral Agent under each Indenture, the First Lien Intercreditor Agreement and the other Existing Collateral Documents shall be deemed to be a reference to U.S. Bank as the Successor Collateral Agent, and no further amendment or modification of such documents shall be required for such purposes. For purposes of Section 13.2 of each Indenture, Section 5.01 of the First Lien Intercreditor Agreement and all other notice provisions contained in the Existing Collateral Documents, the address, email and facsimile number for notices and other communications to the Successor Collateral Agent shall be as set forth on Schedule 2.
(b)
It is understood and agreed that (i) U.S. Bank as Successor Collateral Agent shall bear no liability or responsibility for any actions taken or omitted to be taken by Credit Suisse while Credit Suisse served as the Collateral Agent under the Indentures, the First Lien Intercreditor Agreement, or the other Existing Collateral Documents, or for any other event or action related to the Indentures, the First Lien Intercreditor Agreement, or the other Existing Collateral Documents that occurred prior to the Effective Date and (ii) Credit Suisse shall bear no liability or responsibility for any actions taken or omitted to be taken after the Effective Date by U.S. Bank as the Successor Collateral Agent under the Indentures, the First Lien Intercreditor Agreement, or the other Existing Collateral Documents, or for any other event or action related to the Indentures, the First Lien Intercreditor Agreement, or the other Existing Collateral Documents that occurred after the Effective Date, including in connection with the matters described in Section 3 hereof. The parties hereto acknowledge and agree that, absent its own gross negligence, willful misconduct or bad faith, the Successor Collateral Agent shall not be liable for any loss or liability incurred as a consequence of the Successor Collateral Agent not having been provided with all information or documents available to the Predecessor Collateral Agent or in the Predecessor Collateral Agent’s possession.
(c)
The parties hereto agree that, notwithstanding the resignation of Credit Suisse as Collateral Agent, as set forth herein, the provisions of Article VII and Article XII of each Indenture, Article IV of the First Lien Intercreditor Agreement, Section 9.05 of the Credit Agreement and the equivalent provision of any other Existing Collateral Document for the benefit of the Collateral Agent, its sub-agents and their respective Related Parties (as defined in the Credit Agreement) (such provisions collectively, the “Agent Provisions”) shall, in each case, continue in effect for the benefit of the Predecessor Collateral Agent, its sub-agents and their respective Related Parties (each, an “Indemnified Predecessor Collateral Agent Party”) to the extent provided for in the Agent Provisions in respect of any actions taken or omitted to be taken by any of them, whether taken before, on or after the date of this Agreement, while it or they were acting as, or on behalf of or for the benefit of, or in fulfilling Credit Suisse’s role as, the Collateral Agent and in respect of any and all losses, claims, damages, liabilities, penalties and related reasonable out-of-pocket expenses, including reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) that may be incurred by or asserted against any Indemnified Predecessor Collateral Agent Party in connection therewith, and that all references in such provisions to the Collateral Agent shall be deemed to include Credit Suisse as Predecessor Collateral Agent. It is understood and agreed that, for purposes of the foregoing provisions of this Section 2(c), references to any Agent Provision, including the defined terms used therein, shall be deemed to refer to such Agent Provision without giving effect to any amendment, waiver or other modification thereof after the Effective Date.
(d)
Each of the Company, each Guarantor and Regions hereby expressly agrees and acknowledges that the Successor Collateral Agent is not assuming any liability (i) under or related to the Indentures, the First Lien Intercreditor Agreement, or the other Existing Collateral Documents prior to the

Effective Date and (ii) for any and all claims under or related to the Indentures, the First Lien Intercreditor Agreement, or the other Existing Collateral Documents that may have arisen or accrued prior to the Effective Date. Each of the Company and each Guarantor hereby expressly agrees and confirms that the Successor Collateral Agent, its sub-agents and their respective Related Parties shall be entitled to the benefits of the Agent Provisions, including the indemnities, expense reimbursement and exculpatory provisions set forth therein that may be incurred by or asserted against the Successor Collateral Agent, its sub-agents or any of their respective Related Parties in connection with actions taken or omitted to be taken by the Predecessor Collateral Agent or any of its Related Parties prior to the Effective Date, to the extent provided for in the Agent Provisions.
(e)
The Successor Collateral Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, the records and other information supplied to it by the Company, the Guarantors, the Predecessor Collateral Agent or Regions.
4.
Documentation Matters.
(a)
As of the Effective Date, the Predecessor Collateral Agent hereby assigns to the Successor Collateral Agent, for its benefit and for the benefit of the other Secured Parties, each of the Liens granted to the Predecessor Collateral Agent under the Existing Collateral Documents, and the Successor Collateral Agent hereby accepts such assignment of all such Liens, for its benefit and for the benefit of the other Secured Parties. The Company and each Guarantor hereby (i) affirms and confirms its guarantees, pledges, Liens, grants of security and other commitments and obligations under the Indentures and the Existing Collateral Documents, (ii) affirms and confirms its indemnification obligations and other commitments and obligations under the Indentures and the Existing Collateral Documents and (iii) agrees that, after giving effect to this Agreement, all guarantees, pledges, Liens, grants of security and other commitments under the Indentures and the Existing Collateral Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.
(b)
The Successor Collateral Agent hereby appoints the Predecessor Collateral Agent as its sub-agent and bailee for the limited purposes set forth in this Agreement, and the Predecessor Collateral Agent hereby agrees to be a sub-agent and bailee of the Successor Collateral Agent for such limited purposes. On and after the Effective Date, until such time as all Collateral in the possession or under the control of the Predecessor Collateral Agent (in its capacity as such) and all Liens granted in favor of the Predecessor Collateral Agent (in its capacity as such) in the Collateral have been assigned or otherwise transferred to the Successor Collateral Agent, the Predecessor Collateral Agent shall continue to hold or control, as applicable, such Collateral and/or Liens on such Collateral as a sub-agent and bailee of the Successor Collateral Agent for the benefit of the Successor Collateral Agent and the Secured Parties in accordance with the terms of the Existing Collateral Documents, solely for the purposes of maintaining the priority and perfection of such Liens. In addition, on and after the Effective Date, any reference to the Predecessor Collateral Agent on any Existing Collateral Filing (as defined below) shall constitute a reference to the Predecessor Collateral Agent as sub-agent and bailee of the Successor Collateral Agent until such Existing Collateral Filing is amended, supplemented, replaced or otherwise modified to remove or replace references to CS AG or CS AG CIB, as applicable, as the Collateral Agent and to specify U.S. Bank as the Collateral Agent, or until such Existing Collateral Filing is terminated. The parties hereto agree that the Predecessor Collateral Agent’s role as such sub-agent and bailee shall impose no duties, obligations or liabilities on the Predecessor Collateral Agent, other than as explicitly set forth in this Section 3(b) and Section 3(c), and, without limiting Section 2(c) hereof, the Predecessor Collateral Agent, its sub-agents and their respective Related Parties shall have the full benefit of the Agency Provisions with respect thereto.
(c)
In furtherance of the foregoing, it is understood and agreed that, after the Effective Date, the Predecessor Collateral Agent shall not be required to take any action or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies) under the Indentures or the Existing Collateral Documents unless expressly requested in writing by the Successor Collateral Agent and unless the Predecessor Collateral Agent has been afforded indemnity reasonably satisfactory to it prior to taking any such action or exercising any such right, power or privilege; provided that the Predecessor Collateral Agent shall not be liable for any such action taken at the direction of the Successor Collateral Agent; provided further that the Predecessor Collateral Agent shall not be required to take any action that is in violation of any Indenture, Existing Collateral Document or applicable laws, rules or regulations or that the Predecessor Collateral Agent determines, in its sole discretion, could subject the Predecessor Collateral Agent to any liability. The Predecessor Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Predecessor Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Predecessor Collateral Agent may consult with legal counsel (who may be counsel for the Successor Collateral Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(d)
The Successor Collateral Agent agrees to file or otherwise record amendments, supplements, replacements or other modifications to the Existing Collateral Filings to remove or otherwise replace references to CS AG or CS AG CIB, as applicable, as the Collateral Agent and to specify U.S. Bank as the Collateral Agent (or, if applicable, to file or record terminations of the Existing Collateral Filings if corresponding new filings or recordations are made reflecting U.S. Bank as the Collateral Agent as the holder of the Lien represented thereby), in each case, as promptly as practicable after the Effective Date (and, in any event, no later than 90 days after the Effective Date, unless a longer period is agreed to by the Predecessor Collateral Agent). Any such filing or other recording shall be based on the records and other information provided to the Successor Collateral Agent by the Company, any Guarantor or the Predecessor Collateral Agent. Each of the Company, each Guarantor, the Predecessor Collateral Agent and Regions agrees to cooperate with the Successor Collateral Agent as reasonably necessary to effectuate the foregoing.
(e)
Each of the Company, each Guarantor, the Predecessor Collateral Agent and Regions authorizes the Successor Collateral Agent (or its designee) to file any assignments or amendments with respect to the Uniform Commercial Code financing statements and other filings in respect of the Collateral, as the Successor Collateral Agent deems reasonably necessary as permitted in accordance with the terms of the Existing Collateral Documents. Any such filing or other recording shall be based on the records and other information provided to the Successor Collateral Agent by the Company, any Guarantor or the Predecessor Collateral Agent.
5.
Representations and Warranties.
(a)
Each party hereto hereby represents and warrants on and as of the Effective Date that: (i) it is legally authorized to enter into this Agreement and to perform its obligations hereunder, (ii) it has duly executed and delivered this Agreement and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, judicial management, examinership, court protection, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)
Each of the Company and each Guarantor hereby represents and warrants that, as of the date hereof, (i) Schedule 3 hereto sets forth a complete and correct list of the Existing Collateral Documents to which the Predecessor Collateral Agent (in its capacity as Collateral Agent) is a party, each as amended, restated, supplemented, reaffirmed or otherwise modified from time to time prior to the date hereof, including all Uniform Commercial Code financing statements filed in favor of the Predecessor Collateral Agent, all filings with the United States Copyright Office or the United States Patent and Trademark Office made in favor of the Predecessor Collateral Agent, all mortgages and deeds of trust made in favor of the Predecessor Collateral Agent and any other filings or recordations made in favor of the Predecessor Collateral Agent or to perfect its security interest in the Collateral, in each case, in connection with the Existing Collateral Documents (collectively, the “Existing Collateral Filings”).

This Agreement is hereby made without representation or warranty of any kind, nature or description except as specified in this Section 4.

6.
Conditions Precedent to Effectiveness. This Agreement shall become effective on the first date (such date, the “Effective Date”) on which all of the following conditions have been satisfied:
(a)
Each of the Company, each Guarantor, Regions, the Predecessor Collateral Agent and the Successor Collateral Agent shall have executed and delivered to the other a counterpart of this Agreement signed on behalf of such party in accordance with Section 14 hereof.
(b)
The Predecessor Collateral Agent, the Successor Collateral Agent and Regions shall have received from the Company or the Parent reimbursement of all reasonable out-of-pocket expenses (including the fees, charges and disbursements of counsel) due and payable on or prior to the Effective Date pursuant to this Agreement, the Indentures or the Existing Collateral Documents, in each case, to the extent invoiced at least two days prior to the Effective Date.
(c)
The Company and the Parent shall have executed and delivered to the Successor Collateral Agent counterparts of that certain Agent Fee Letter dated as of the date hereof (the “Agent Fee Letter”) signed on behalf of the Company and the Parent in accordance with Section 14 hereof.
7.
Acknowledgements Regarding Predecessor Collateral Agent and Successor Collateral Agent.
(a)
The parties hereto acknowledge and agree that neither the Predecessor Collateral Agent nor any of its Related Parties has made any representation or warranty with respect to (i) any recital, statement, information, warranty or representation made or delivered by any Person in or in connection with this Agreement (other than to the extent of its representations and warranties set forth in Section 4(a) hereof) or any Indenture or Existing Collateral Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Indenture or Existing Collateral Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Indenture or Existing Collateral Document (other than, in each case prior to the Effective Date, the covenants and agreements of the Predecessor Collateral Agent in its capacity as such), (iv) the Company, the Guarantors or any Obligations, (v) the legality, validity, sufficiency, collectability, enforceability, effectiveness or genuineness of this Agreement (other than to the extent of its representations and warranties set forth in Section 4(a) hereof), any Indenture or Existing Collateral Document, any Obligations or any other agreement, instrument or document, (vi) the validity, extent, creation, perfection or priority of any Liens on the Collateral, the genuineness, enforceability, collectability, value, sufficiency or existence of any Collateral or the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens created or purported to be created pursuant to the Existing Collateral Documents or (vii) the assets, liabilities, condition (financial or otherwise), results of operations, business, creditworthiness or legal status of the Company, the Guarantors or any of their Related Parties. Notwithstanding anything to the contrary in this Agreement, any Indenture or any Existing Collateral Document, the security interests, Liens and Collateral assigned or transferred by the Predecessor Collateral Agent to the Successor Collateral Agent under or pursuant to this Agreement and any Existing Collateral Document shall be transferred as-is, where-is and without representation or warranty of any kind, whether express or implied, and without recourse to the Predecessor Collateral Agent. The Successor Collateral Agent acknowledges that it has, independently and without reliance on the Predecessor Collateral Agent and its Related Parties, made its own decision to enter into this Agreement and the transactions contemplated hereby.
(b)
The parties hereto acknowledge and agree that the Successor Collateral Agent (i) has not undertaken any analysis of the Existing Collateral Documents or the Collateral, (ii) has not made an independent investigation as to the completeness or accuracy of the information set forth on the Schedules hereto or delivered to it by the Company, the Guarantors or the Predecessor Collateral Agent, whether prior to, on or after the date hereof, and may conclusively rely thereon for all purposes under the Existing Collateral Documents, (iii) has made no determination, and makes no representation and warranty, with respect to (A) any recital, statement, information, warranty or representation made or delivered by any Person in or in connection with this Agreement (other than to the extent of its representations and warranties set forth in Section 4(a) hereof) or any Indenture or Existing Collateral Document, (B) the contents of any certificate, report or other document delivered hereunder or in connection with any Indenture or Existing Collateral Document, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Indenture or Existing Collateral Document (other than any covenants and agreements of the Successor Collateral Agent in its capacity as such), (D) the Company, the Guarantors or any Obligations, (E) the legality, validity, sufficiency, collectability, enforceability, effectiveness or genuineness of this Agreement (other than to the extent of its representations and warranties set forth in Section 4(a) hereof), any Indenture or Existing Collateral Document, any Obligations or any other agreement, instrument or document, (F) the validity, extent, creation, perfection or priority of any Liens on the Collateral, the genuineness, enforceability, collectability, value, sufficiency or existence of any Collateral or the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens created or purported to be created pursuant to the Existing Collateral Documents or (G) the assets, liabilities, condition (financial or otherwise), results of operations, business, creditworthiness or legal status of the Company, the Guarantors or any of their Related Parties and (iv) shall be entitled to assume that, as of the Effective Date, all Liens purported to be created pursuant to the Existing Collateral Documents are valid and perfected Liens having the priority intended by the Secured Parties and Existing Collateral Documents.
8.
Fees and Expenses. All provisions of the Indentures and the Existing Collateral Documents providing for the payment of fees and expenses of, and providing for indemnities or exculpation for the benefit of, the Collateral Agent shall remain in full force and effect for the benefit of the Successor Collateral Agent and the Predecessor Collateral Agent (in the case of the Predecessor Collateral Agent, as set forth in Section 2(c) hereof). In addition, the Company and the Parent agree to pay all reasonable out-of-pocket expenses incurred by the Successor Collateral Agent, the Predecessor Collateral Agent or Regions (including the fees, charges and disbursements of counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement or any related documents. Subject to Section 2(a) hereof, on the Effective Date, any fees payable to Credit Suisse, as Collateral Agent under the Indentures and the Existing Collateral Documents, shall cease to accrue, it being understood and agreed that the foregoing shall not affect any fees payable to Credit Suisse in any other capacity.
9.
Further Assurances.
(a)
Without limiting their obligations in any way under any Indenture or any Existing Collateral Document, each of the Company and each Guarantor hereby (i) consents to the substitution of the Successor Collateral Agent under the Indentures and the Existing Collateral Documents, (ii) affirms and acknowledges its obligations to the Successor Collateral Agent with respect to the Indentures and the

Existing Collateral Documents and (iii) agrees to (A) execute and deliver all documents and take all other commercially reasonable actions as are requested by the Successor Collateral Agent or the Predecessor Collateral Agent in order to evidence or effect the resignation and appointment described herein and the other matters covered hereby, including the transfer of the rights, powers and duties of the Predecessor Collateral Agent under the Indentures and the Existing Collateral Documents (including any Liens granted to the Predecessor Collateral Agent or agreements, documents or instruments perfecting such Liens) to the Successor Collateral Agent, and (B) take all actions reasonably requested by the Successor Collateral Agent to facilitate the transfer of information to the Successor Collateral Agent in connection with the Indentures and the Existing Collateral Documents, at the sole cost and expense of the Company and the Parent, in each case in compliance with the Indentures and the Existing Collateral Documents.
(b)
The Predecessor Collateral Agent agrees to execute and deliver all documents and take all other commercially reasonable actions (including any actions to facilitate the transfer of information to the Successor Collateral Agent in connection with the Indentures and the Existing Collateral Documents) as are requested by the Successor Collateral Agent in order to evidence or effect the resignation and appointment described herein and the other matters covered hereby, including the transfer of the rights, powers and duties of the Predecessor Collateral Agent under the Indentures and the Existing Collateral Documents (including any Liens granted to the Predecessor Collateral Agent or agreements, documents or instruments perfecting such Liens) to the Successor Collateral Agent, in each case at the sole cost and expense of the Company and the Parent; provided that any document, instrument or agreement to be furnished or executed by, or other action to be taken by, the Predecessor Collateral Agent shall be reasonably satisfactory to it, and the Predecessor Collateral Agent shall be reasonably satisfied that the delivery of any information requested of it would not breach any confidentiality restrictions binding on it. Without limiting the foregoing, the Predecessor Collateral Agent agrees to promptly deliver or cause to be delivered to the Successor Collateral Agent (i) execution versions of all Existing Collateral Documents listed on Schedule 3 to the extent such documents have not been received by the Successor Collateral Agent on or prior to the Effective Date, (ii) all Collateral in the possession of the Predecessor Collateral Agent on the Effective Date and copies of all Existing Collateral Filings and (iii) copies of any written notices or documents delivered by the Company or the Guarantors to the Predecessor Collateral Agent, or by the Predecessor Collateral Agent to the Company or the Guarantors, in each case, pursuant to the Indentures or the Existing Collateral Documents, that are received on or after the date hereof; provided that the failure of the Predecessor Collateral Agent to so deliver, or cause to be delivered, any such notice referred to in this clause (iii) shall not be a breach of this Agreement or result in any liability of the Predecessor Collateral Agent to the Successor Collateral Agent, the Company, the Guarantors or any other Person.
(c)
The Successor Collateral Agent agrees to execute and deliver all documents and take all other commercially reasonable actions as are requested by the Predecessor Collateral Agent in order to evidence or effect the resignation and appointment described herein and the other matters covered hereby, including the transfer of the rights, powers and duties of the Predecessor Collateral Agent under the Indentures and the Existing Collateral Documents (including any Liens granted to the Predecessor Collateral Agent or agreements, documents or instruments perfecting such Liens) to the Successor Collateral Agent; provided that any document, instrument or agreement to be furnished or executed by, or other action to be taken by, the Successor Collateral Agent shall be reasonably satisfactory to it.
(d)
Each of the Company and each Guarantor hereby consents to all actions taken by the Predecessor Collateral Agent and the Successor Collateral Agent in accordance with this Agreement.
10.
Indemnity; Release of Liability.
(a)
The Company and each Guarantor shall indemnify the Predecessor Collateral Agent, the Successor Collateral Agent and each sub-agent and Related Party of the Predecessor Collateral

Agent, the Successor Collateral Agent, and Regions (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related reasonable out-of-pocket expenses, including reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) that may be incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) making or causing to be made any filings and taking any other actions that are necessary or desirable to maintain the validity, perfection and priority of the Liens on the Collateral in favor of the Successor Collateral Agent, (ii) executing any documents requested by the Successor Collateral Agent to transfer the rights and privileges of the Predecessor Collateral Agent under the Indentures or the Existing Collateral Documents to the Successor Collateral Agent, including, without limitation, the execution, delivery and filing of any financing statements, assignments or conveyances, (iii) taking any action to facilitate the transfer of information to the Successor Collateral Agent in connection with the Indentures and the Existing Collateral Documents, (iv) the performance by the Predecessor Collateral Agent or its representatives of its obligations hereunder (including the Predecessor Collateral Agent acting as a sub-agent and bailee of the Successor Collateral Agent as set forth herein) or its compliance with any instructions provided by the Successor Collateral Agent and (v) any claim, litigation, investigation or proceeding relating to any of the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties and related reasonable out-of-pocket expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9 is in addition to, and shall not limit, the obligations of the Company and the Guarantors contained in the Agent Provisions or Section 2(c) hereof.
(b)
Each of the Company, each Guarantor and Regions hereby unconditionally and irrevocably waives, releases, acquits and discharges all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which it may have or claim to have against Credit Suisse, its Affiliates (as defined in the Credit Agreement) and each of their respective current and former agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties”) to the extent arising out of or in connection with Credit Suisse’s performance as Collateral Agent under the Indentures and the Existing Collateral Documents prior to the Effective Date (collectively, the “Claims”), including, without limitation, Credit Suisse’s resignation as Collateral Agent hereunder, except any Claims arising out of any Released Party’s willful misconduct, gross negligence or bad faith. Each of the Company, each Guarantor and Regions further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action, claim or other proceeding against any of the Released Parties with respect to any and all of the foregoing described waived, released, acquitted and discharged Claims, except any lawsuit, action, claim or other proceeding arising out of any Released Party’s willful misconduct, gross negligence or bad faith. Each of the Released Parties shall be a third-party beneficiary of this Section 9(b).
11.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third-party beneficiaries of, this Agreement.
12.
GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
13.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

14.
Incorporation by Reference. The provisions of Sections 1.01(a), 5.02(a), 5.02(b), 5.06, 5.08(a), 5.08(b), 5.08(c), 5.08(d) and 5.10 of the First Lien Intercreditor Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.
15.
Counterparts; Electronic Execution. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Any signature to this Agreement may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal E-SIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means, and there are no restrictions for doing so in that party’s constitutive documents.
16.
Entire Agreement. This Agreement constitutes the entire contract among the parties hereto relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement constitutes a “Security Document” under, and as defined in, the First Lien Intercreditor Agreement and a “Notes Collateral Document” under, and as defined in, each Indenture.
17.
Amendment; Waiver. Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each party hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By: /s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By: /s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

[Signature Page to Collateral Agency Transfer Agreement]

Affinity Health Systems, LLC	Health Management General Partner, LLC
Affinity Hospital, LLC	Hernando HMA, LLC
Birmingham Holdings II, LLC	HMA Hospitals Holdings, LP
Birmingham Holdings, LLC	HMA Santa Rosa Medical Center, LLC
Bluffton Health System LLC	HMA Services GP, LLC
Brandon HMA, LLC	HMA-TRI Holdings, LLC
Bullhead City Hospital Corporation	Hospital Management Associates, LLC
Bullhead City Hospital Investment Corporation	Hospital Management Services of Florida, LP
Campbell County HMA, LLC	Jackson HMA, LLC
Carlsbad Medical Center, LLC	Jefferson County HMA, LLC
Carolinas Holdings, LLC	Kay County Hospital Corporation
Carolinas JV Holdings General, LLC	Kay County Oklahoma Hospital Company, LLC
Carolinas JV Holdings II, LLC	Key West HMA, LLC
Carolinas JV Holdings, L.P.	Kirksville Hospital Company, LLC
Central Florida HMA Holdings, LLC	Knox Hospital Company, LLC
Central States HMA Holdings, LLC	Knoxville HMA Holdings, LLC
CHS Receivables Funding, LLC	La Porte Health System, LLC
CHSPSC, LLC	La Porte Hospital Company, LLC
Citrus HMA, LLC	Laredo Texas Hospital Company, L.P.
Clarksville Holdings, LLC	Las Cruces Medical Center, LLC
Cleveland Hospital Company, LLC	Longview Clinic Operations Company, LLC
Cleveland Tennessee Hospital Company, LLC	Longview Medical Center, L.P.
Clinton HMA, LLC	Longview Merger, LLC
Cocke County HMA, LLC	LRH, LLC
Community Health Investment Company, LLC	Lutheran Health Network of Indiana, LLC
CP Hospital GP, LLC	Marshall County HMA, LLC
CPLP, LLC	MCSA, L.L.C.
Crestview Hospital Company, LLC	Metro Knoxville HMA, LLC
Crestwood Healthcare, L.P.	Mississippi HMA Holdings I, LLC
Crestwood Hospital LP, LLC	Mississippi HMA Holdings II, LLC
Crestwood Hospital, LLC	Moberly Hospital Company, LLC
Desert Hospital Holdings, LLC	Naples HMA, LLC
Detar Hospital, LLC	Natchez Hospital Company, LLC
DHFW Holdings, LLC	Navarro Hospital, L.P.
Dukes Health System, LLC	Navarro Regional, LLC
Florida HMA Holdings, LLC	NC-DSH, LLC
Foley Hospital Company, LLC	North Okaloosa Medical Company, LLC
Frankfort Health Partner, Inc.	Northwest Arkansas Hospitals, LLC
Gadsden Regional Medical Center, LLC	Northwest Hospital, LLC
Granbury Hospital Corporation	Northwest Sahuarita Hospital, LLC
Greenbrier VMC, LLC	NOV Holdings, LLC
GRMC Holdings, LLC	NRH, LLC
Hallmark Healthcare Company, LLC	Oak Hill Hospital Corporation
Health Management Associates, LLC	Oro Valley Hospital, LLC
Health Management Associates, LP	Palmer-Wasilla Health System, LLC
Health Management General Partner I, LLC	Poplar Bluff Regional Medical Center, LLC

By: /s/ R. Gabriel Ottinger

Name: R. Gabriel Ottinger

Title: Senior Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Collateral Agency Transfer Agreement]

Port Charlotte HMA, LLC	Triad - El Dorado, Inc.
Punta Gorda HMA, LLC	Triad Healthcare, LLC
QHG Georgia Holdings, Inc.	Triad Holdings III, LLC
QHG of Bluffton Company, LLC	Triad Holdings IV, LLC
QHG of Clinton County, Inc.	Triad Holdings V, LLC
QHG of Enterprise, Inc.	Triad Nevada Holdings, LLC
QHG of Forrest County, Inc.	Triad of Alabama, LLC
QHG of Fort Wayne Company, LLC	Triad-Navarro Regional Hospital Subsidiary, LLC
QHG of Hattiesburg, Inc.	Venice HMA, LLC
QHG of Springdale, Inc.	VHC Medical, LLC
Regional Hospital of Longview, LLC	Vicksburg Healthcare, LLC
River Oaks Hospital, LLC	Victoria Hospital, LLC
River Region Medical Corporation	Victoria of Texas, L.P.
ROH, LLC	Warsaw Health System LLC
Roswell Hospital Corporation	Webb Hospital Corporation
Scranton Holdings, LLC	Webb Hospital Holdings, LLC
Scranton Hospital Company, LLC	Wesley Health System LLC
Siloam Springs Arkansas Hospital Company, LLC	WHMC, LLC
Siloam Springs Holdings, LLC	Wilkes-Barre Behavioral Hospital Company, LLC
Southeast HMA Holdings, LLC	Wilkes-Barre Holdings, LLC
Southwest Florida HMA Holdings, LLC	Wilkes-Barre Hospital Company, LLC
Statesville HMA, LLC	Woodland Heights Medical Center, LLC
Tennessee HMA Holdings, LP	Woodward Health System, LLC
Tennyson Holdings, LLC

By: /s/ R. Gabriel Ottinger

Name: R. Gabriel Ottinger

Title: Senior Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Collateral Agency Transfer Agreement]

REGIONS BANK,
as Trustee and Authorized Representative

By: /s/ Vanessa Williams
Name: Vanessa Williams
Title: Vice President

[Signature Page to Collateral Agency Transfer Agreement]

CREDIT SUISSE AG, acting through its Cayman Islands Branch,
as Predecessor Collateral Agent

By: /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By: /s/ Andrew Senicki
Name: Andrew Senicki
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Predecessor Collateral Agent

By: /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By: /s/ Andrew Senicki
Name: Andrew Senicki
Title: Authorized Signatory

[Signature Page to Collateral Agency Transfer Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Successor Collateral Agent

By: /s/ Shannon Matthews
Name: Shannon Matthews
Title: Assistant Vice President

[Signature Page to Collateral Agency Transfer Agreement]

SCHEDULE 1

Indentures

1.
Indenture, dated as of March 6, 2019, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent, relating to the 8.000% Senior Secured Notes due 2026.
a.
First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2026, dated as of March 31, 2019, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
b.
Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2026, dated as of July 1, 2019, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
c.
Third Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2026, dated as of September 27, 2019, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
d.
Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2026, dated as of November 19, 2019, by and among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
e.
Fifth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2026, dated as of March 27, 2020, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
f.
Sixth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2026, dated as of December 11, 2020, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
g.
Seventh Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2026, dated as of November 13, 2023, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
2.
Indenture, dated as of November 19, 2019, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent, relating to the 8.000% Senior Secured Notes due 2027.
a.
First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2027, dated as of March 27, 2020, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.

b.
Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2027, dated as of December 11, 2020, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
c.
Third Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Secured Notes due 2027, dated as of November 13, 2023, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent
3.
Indenture, dated as of December 28, 2020, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent, relating to the 5.625% Senior Secured Notes due 2027.
a.
First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 5.625% Senior Secured Notes due 2027, dated as of November 13, 2023, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
4.
Indenture, dated as of December 28, 2020, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent, relating to the 6.000% Senior Secured Notes due 2029.
a.
First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 6.000% Senior Secured Notes due 2029, dated as of November 13, 2023, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
5.
Indenture, dated as of February 9, 2021, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent, relating to the 4.750% Senior Secured Notes due 2031.
a.
First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 4.750% Senior Secured Notes due 2031, dated as of November 13, 2023, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
6.
Indenture, dated as of February 4, 2022, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent, relating to the 5.250% Senior Secured Notes due 2030.
a.
First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 5.250% Senior Secured Notes due 2030, dated as of November 13, 2023, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent.
7.
Indenture, dated as of December 22, 2023, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee, and Credit Suisse AG, as Collateral Agent, relating to the 10.875% Senior Secured Notes due 2032.

SCHEDULE 2

Successor Collateral Agent Notice Information

U.S. Bank Trust Company, National Association

Attn: Global Corporate Trust Services

100 Wall Street, Suite 600

New York, NY 10005

Email: Shannon.matthews@usbank.com

SCHEDULE 3

Existing Collateral Documents

Intercreditor Agreements

1.
First Lien Intercreditor Agreement, dated as of August 17, 2012, among Credit Suisse AG, Cayman Islands Branch, as collateral agent and authorized representative, Regions Bank, as trustee and authorized representative, and the additional authorized representatives from time to time party thereto.
2.
Second Amended and Restated ABL Intercreditor Agreement, dated as of February 4, 2022, among JPMorgan Chase Bank, N.A., as ABL Agent (as defined therein), Credit Suisse AG, Cayman Islands Branch, as Senior-Priority Collateral Agent (as defined therein), Regions Bank, as trustee of the several secured notes identified therein and as Junior-Priority Collateral Agent (as defined therein), CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiaries of CHS/Community Health Systems, Inc. from time to time party thereto and each Additional Agent (as defined therein) from time to time party thereto.
3.
Amended and Restated Senior-Junior Lien Intercreditor Agreement, dated as of February 4, 2022, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiaries of CHS/Community Health Systems, Inc. from time to time party thereto, Regions Bank, as Initial Junior-Priority Collateral Agent (as defined therein), Credit Suisse AG, Cayman Islands Branch, as Initial Senior-Priority Collateral Agent (as defined therein) and each Additional Agent (as defined therein) from time to time party thereto.

Guarantee and Collateral Agreement

4.
Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 19, 2019, by and among Community Health Systems, Inc., CHS/Community Health Systems, Inc., certain subsidiaries of CHS/Community Health Systems, Inc. identified therein as guarantors and Credit Suisse AG, Cayman Islands Branch, as collateral agent.

Uniform Commercial Code Financing Statements

5.
Each UCC-1 Financing Statement described on Annex A hereto.

Intellectual Property Security Agreements (Copyrights)

6.
Copyright Security Agreement, dated as of March 6, 2019, between CHS/Community Health Systems, Inc. and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on March 6, 2019 in Volume 9961, Doc. No. 072.
7.
Copyright Security Agreement, dated as of November 19, 2019, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (entered into in connection with the 8.000% Senior Secured Notes due 2026), recorded on November 19, 2019 in Volume 9968, Doc. No. 274.
8.
Copyright Security Agreement, dated as of November 19, 2019, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (entered into in connection with the 8.000% Senior Secured Notes due 2027), recorded on November 20, 2019 in Volume 9968, Doc. No. 276.

9.
Copyright Security Agreement, dated as of December 28, 2020, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on December 28, 2020 in Volume 9975, Doc. No. 346.
10.
Copyright Security Agreement, dated as of February 9, 2021, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on February 9, 2021 in Volume 9976, Doc. No. 162.
11.
Copyright Security Agreement, dated as of February 4, 2022, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on February 4, 2022 in Volume 15005, Doc. No. 668.
12.
Copyright Security Agreement, dated as of December 22, 2023, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on December 22, 2023 in Volume 15020, Doc. No. 937.

Intellectual Property Security Agreements (Trademarks)

13.
Trademark Security Agreement, dated as of March 6, 2019, among CHS/Community Health Systems, Inc., Triad Healthcare, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on March 6, 2019 on Reel/Frame 6582/0958.
14.
Trademark Security Agreement, dated as of November 19, 2019, among CHS/Community Health Systems, Inc., Triad Healthcare, LLC, CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (entered into in connection with the 8.000% Senior Secured Notes due 2026), recorded on November 19, 2019 at Reel/Frame 6799/0109.
15.
Trademark Security Agreement, dated as of November 19, 2019, among CHS/Community Health Systems, Inc., Triad Healthcare, LLC, CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (entered into in connection with the 8.000% Senior Secured Notes due 2027), recorded on November 19, 2019 at Reel/Frame 6799/0100.
16.
Trademark Security Agreement, dated as of December 28, 2020, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on December 28, 2020 at Reel/Frame 7147/0592.
17.
Trademark Security Agreement, dated as of February 9, 2021, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on February 9, 2021 at Reel/Frame 7185/0123.
18.
Trademark Security Agreement, dated as of February 4, 2022, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on February 4, 2022 at Reel/Frame 7622/0250.
19.
Trademark Security Agreement, dated as of December 22, 2023, among CHS/Community Health Systems, Inc., CHSPSC, LLC and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, recorded on December 22, 2023 at Reel/Frame 8298/0244.

Mortgages and Deeds of Trust

20.
Each mortgage and deed of trust described on Annex B hereto.

ANNEX A to SCHEDULE 3

Uniform Commercial Code Financing Statements

On file with Collateral Agent

ANNEX B to SCHEDULE 3

Mortgages and Deeds of Trust

On file with Collateral Agent